UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ONCOLIX, INC.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ONCOLIX, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of shareholders holding a majority of the voting power of the outstanding capital stock of Oncolix, Inc., a Florida corporation (the “Company,” “we,” “us,” or “our”), dated February 19, 2019, in lieu of a special meeting of the shareholders and in accordance with Section 607.0704 of the Florida Business Corporation Act:

(1)

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of (i) Company common stock, par value $0.0001 per share (“Common Stock”), from 8,000,000,000 shares to 250,000,000,000 shares.

Shareholders of record at the close of business on March 1, 2019 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments described will be effected on or before the close of business on March 29, 2019.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
February 19, 2019

/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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ONCOLIX, INC.

14405 Walters Rd., Suite 780

Houston, TX 77014

INFORMATION STATEMENT

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of shareholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement to our shareholders of record as of March 1, 2019.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s shareholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding capital stock.

What actions were taken by written consent?

Effective as of February 19, 2019, we obtained consent from holders of a majority of the voting capital stock of the Company to amend our Articles of Incorporation as follows:

(1)

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of (i) Company common stock, par value $0.0001 per share (“Common Stock”), from 8,000,000,000 shares to 250,000,000,000 shares.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 512,259,019 shares of Common Stock, 63,038,284 shares of Series A Preferred Stock (convertible into approximately 221,965,993 shares of Common Stock and which are entitled to vote on an as-converted basis) and 1,000,000 shares of Series B Preferred Stock, equating to total voting capital stock issued and outstanding of approximately 807,647,513 shares.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the written consent in lieu of a meeting of 1,000,000 shares of Series B Preferred Stock, representing approximately 55% of the voting power of our shareholders. Under the Florida Business Corporation Act, the holders of a majority of our issued and outstanding voting capital stock constitute the requisite percentage required to amend the Articles of Incorporation.

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Who is entitled to notice?

Each holder of an outstanding share of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

Are there appraisal right of approval?

No dissenters’ or appraisal rights under the Florida Business Corporation Act are afforded to the Company’s shareholders as a result of the approval of the action to amend the Articles of Incorporation.

Is consent to action in lieu of a meeting authorized under Florida law?

Section 607.0704 of the Florida Business Corporation Act provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to Section 607.0704 of the Florida Business Corporation Act, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s shareholders as of the Record Date. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 19, 2019, certain information concerning the beneficial ownership of our Common Stock, Series A Preferred Stock and Series B Preferred Stock by (i) each shareholder known by us to own beneficially five percent or more of any of our outstanding Common Stock, our Series A Preferred Stock or our Series B Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Regulation S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of February 19, 2019, there were 512,259,019 shares of Common Stock issued and outstanding, 63,038,284 shares of Series A Preferred Stock (convertible into approximately 221,965,993 shares of Common Stock and which are entitled to vote on an as-converted basis) and 1,000,000 shares of Series B Preferred Stock, equating to total voting capital stock issued and outstanding of approximately 807,647,513 shares.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, unless otherwise indicated. With respect to Biovectra, Inc., Oliver Technow has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Biovectra, Inc. With respect to Integrium, LLC, Mark Powers has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Integrium, LLC. With respect to Health Sciences Center, LLC, Spence Taylor has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Health Sciences Center, LLC. With respect to Texas Treasury Safekeeping Trust Company, Paul Ballard has voting and investment control over the shares of Common Stock and Series A Preferred Stock held by Texas Treasury Safekeeping Trust Company.

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Amount and Nature of Beneficial Ownership (Shares)

	Common Stock (1)			Series A Preferred Stock (1)			Series B Preferred Stock (1)
Name and Address of Beneficial Owner	Shares		Percent	Shares		Percent	Shares	Percent	% of Total Voting Power
Health Sciences Center LLC, 33 East McBee Avenue, Suite 400, Greenville, South Carolina 29601	188,412,102	(2)	28.9%	39,877,000	(3)	48.1%	-	0.0%	11.7	%(2)
Biovectra Inc., 11 Aviation Avenue Charlottetown, PEI Canada C1E 0A	10,000,000		2.0%	-		0.0%	-	0.0%	0.6%
Texas Treasury Safekeeping Trust Company, Emerging Technology Program, Rusk State Office Building 208 East 10th Street, 4th Floor, Austin, Texas 78701	198,414,619	(4)	27.9%	56,349,700	(5)	67.7%	-	0.0%	12.3	%(4)
Integrium LLC, 100 E. Hanover Ave., Suite 401 Cedar Knolls, NJ 07927	42,253,560	(6)	7.6%	12,000,000	(7)	17.4%	-	0.0%	2.7	%(6)
Michael T Redman, Director and CEO, 14405 Walters Road, Ste 780, Houston, TX 77014	816,946,105	(8)	61.7%	28,000	(9)	0.0%	1,000,000	100.0%	52.8	%(8)
Jerry Youkey MD, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	-		0.0%	-		0.0%	-	0.0%	0.0%
Dale Zajicek, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	-		0.0%	-		0.0%	-	0.0%	0.0%
John W Holaday, PhD, Director, 14405 Walters Road, Suite 780, Houston, TX 77014	900,000	(10)	0.2%	-		0.0%	-	0.0%	0.1%
Sherry Grisewood, Director, 377 Fairmouny Road, Califon, NJ 07830	1,000,000	(11)	0.2%	-		0.0%	-	0.0%	0.1%
All officers and directors as a group (5 persons)	818,846,105	(12)	61.7%	28,000	(13)	0.0%	1,000,000	100.0%	52.9	%(12)

______________

(1)	Based upon an aggregate of 512,259,019 shares of Common Stock issued and outstanding, 63,038,284 shares of Series A Preferred Stock (convertible into approximately 221,965,993 shares of Common Stock and which are entitled to vote on an as-converted basis) and 1,000,000 shares of Series B Preferred Stock, equating to total voting capital stock issued and outstanding of approximately 807,647,513 shares. All options and warrants are immediately exercisable.
(2)	Includes 70,206,051 shares of Common Stock issuable upon conversion of 19,938,500 shares of Series A Preferred Stock, and 70,206,051 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 19,938,500 shares of Series A Preferred Stock.
(3)	Includes 19,938,500 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 19,938,500 shares of Series A Preferred Stock.
(4)	Includes 127,366,948 shares of Common Stock issuable upon conversion of 36,172,180 shares of Series A Preferred Stock, and 71,047,671 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 20,177,520 shares of Series A Preferred Stock.
(5)	Includes 20,177,520 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 20,177,520 shares of Series A Preferred Stock.
(6)	Includes 21,126,780 shares of Common Stock issuable upon conversion of 6,000,000 shares of Series A Preferred Stock, and 21,126,780 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 6,000,000 shares of Series A Preferred Stock.
(7)	Includes 6,000,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 6,000,000 shares of Series A Preferred Stock.
(8)	Includes options to acquire 4,800,000 shares of Common Stock and 49,296 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 49,296 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock and shares of Series B Preferred that may cast votes equivalent to 807,647,513 shares of Common Stock.
(9)	Includes 14,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 14,000 shares of Series A Preferred Stock.
(10)	Includes a warrant to acquire 900,000 shares of Common Stock.
(11)	Includes a warrant to acquire 1,000,000 shares of Common Stock.
(12)	Includes options to acquire 6,200,000 shares of Common Stock and 49,296 shares of Common Stock issuable upon conversion of 14,000 shares of Series A Preferred Stock, and 49,296 shares of Common Stock that may be acquired upon the exercise and conversion of warrants to acquire 14,000 shares of Series A Preferred Stock and shares of Series B Preferred that may cast votes equivalent to 807,647,513 shares of Common Stock.
(13)	Includes 28,000 shares of Series A Preferred Stock that may be acquired upon the exercise of warrants to acquire 28,000 shares of Series A Preferred Stock

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AMENDMENT TO ARTICLES OF INCORPORATION

Amendment to Increase the Authorized Capital Stock

General

The majority shareholders approved an action to amend and restate Article IV of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 8,000,000,000 shares to 250,000,000,000 shares. The text of the amended and restated Article IV of the Articles of Incorporation with respect to the authorized shares of capital stock is set forth in Appendix A.

The terms of the additional shares of Common Stock authorized will be identical to those of the currently issued and outstanding shares of Common Stock. The authorization of these additional shares of capital stock will not affect the relative voting power or equity interest of any shareholder. However, because holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company, the issuance of additional shares of Common Stock and/or Preferred Stock will reduce the current shareholders’ percentage ownership interest in the total outstanding shares of capital stock. This amendment to the Articles of Incorporation and the creation of additional shares of authorized Common Stock and Preferred Stock will not alter the current number of issued and outstanding shares of capital stock.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s Articles of Incorporation authorizes the issuance of 8,250,000,000 shares of capital stock, 8,000,000,000 of which are designated as Common Stock and 250,000,000 of which are designated as Preferred Stock, of which 150,000,000 shares are designated as Series A Preferred Stock and 1,000,000 shares are designated as Series B Preferred Stock. As of February 19, 2019, there were 512,259,019 shares of Common Stock issued and outstanding and derivative securities issued and outstanding to purchase 2,107,801,076 shares of Common Stock. As of February 19, 2019, there were 63,038,284 shares of Series A Preferred Stock issued and outstanding and derivative securities issued and outstanding to purchase 49,477,380 shares of Series A Preferred Stock. As of the February 19, 2019, there were 1,000,000 shares of Series B Preferred Stock issued and outstanding. Additionally, in connection with recent debt financings, we are required to maintain an amount of shares authorized but unissued equal to five times an amount currently issuable upon conversion of the August 2017 Notes and June 2018 Notes (as defined herein) and exercise of the warrants. Accordingly, in addition to the 2,620,060,095 shares of Common Stock outstanding or issuable pursuant to outstanding derivative securities, the Company is required to reserve an additional approximately 5.9 billion shares, or a total of 8.5 billion shares, in excess of the 8 billion shares authorized in the existing Articles of Incorporation.

We do not presently have any agreements, commitments or arrangements regarding the 242 billion shares of our Common Stock that would be newly authorized upon the increase to our authorized Common Stock upon the amendment to the Articles of Incorporation. With respect to the Series A Preferred Stock, there are also no agreements, commitments or arrangements except as set forth therein. With respect to the Series B Preferred Stock, there are also no agreements, commitments or arrangements. None of the Common Stock, Series A Preferred Stock or Series B Preferred Stock has any cumulative voting, preemptive or subscription rights.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock and Preferred Stock or securities convertible into Common Stock, from time to time to raise additional capital necessary to support future growth of the Company. As a result of the increase in authorized shares of Common Stock, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock, Preferred Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock, Preferred Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional capital stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

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The Effects, if any, on the Increase in the Company’s Authorized Shares of Capital Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of capital stock would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares will dilute the percentage ownership interest of existing holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, and the value of the shares held by such shareholders may be diluted if shares are issued below what current shareholders paid for their shares.

For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock, Preferred Stock, Series A Preferred Stock and Series B Preferred Stock:

	Prior to Amendment	After Giving Effect to the Amendment
Authorized Shares of Common Stock	8,000,000,000	250,000,000,000
Issued and Outstanding Shares of Common Stock(1)	512,259,019	512,259,019
Shares of Common Stock available for future issuance (1)	7,487,740,981	249,487,740,981
Authorized Shares of Series A Preferred Stock	150,000,000	150,000,000
Issued and Outstanding Shares of Series A Preferred Stock(2)	63,038,284	63,038,284
Shares of Series A Preferred Stock available for future issuance(2)	86,961,716	86,961,716
Authorized Shares of Series B Preferred Stock	1,000,000	1,000,000
Issued and Outstanding Shares of Series B Preferred Stock	1,000,000	1,000,000
Shares of Series B Preferred Stock available for future issuance	0	0
Shares of “blank-check” Preferred Stock available for future issuance	99,000,000	99,000,000

___________

(1) Does not include 2,107,801,076 shares underlying outstanding derivative securities to purchase Common Stock.

(2) Does not include 49,477,380 shares underlying outstanding derivative securities to purchase Series A Preferred Stock.

As a result of the amendment, additional shares of Common Stock and Preferred Stock would be available for issuance from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares of capital stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increase in authorized shares of capital stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock or Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock and Preferred Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Our Articles of Incorporation and bylaws currently allow the Board of Directors the right to issue Preferred Stock without obtaining additional approval of our shareholders. The Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company. Additionally, the Company has no current plans to use the newly authorized shares of Common Stock or Preferred Stock in connection with any merger, consolidation, or other business combination transaction.

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Interest of the Directors and Officers and the Majority Shareholders in the Increase in Authorized Capital Stock

The current officers and directors of the Company, including the majority shareholder executing the written consent, do not have any substantial interest, direct or indirect, in the amendment to our Articles of Incorporation.

DESCRIPTION OF CAPITAL STOCK

As of February 19, 2019, we are authorized to issue 8,000,000,000 shares of Common Stock, of which 512,259,019 shares of Common Stock are issued and outstanding, and 250,000,000 shares of preferred stock, par value $0.0001, of which 150,000,000 shares are designated Series A Preferred Stock, of which 63,038,284 shares of Series A Preferred Stock are issued and outstanding, and 1,000,000 shares are designated Series B Preferred Stock, of which 1,000,000 shares of Series B Preferred Stock are issued and outstanding. In addition, an aggregate of 2,107,801,076 shares of Common Stock may be issued upon (i) the conversion of the 63,038,284 shares of Series A Preferred Stock issued and outstanding and the conversion of such shares into approximately 221,965,993 shares of Common Stock, (ii) the exercise of warrants to acquire 49,477,380 shares of Series A Preferred Stock and the conversion of such shares into approximately 174,216,287 shares of Common Stock, (iii) the exercise of other outstanding options and warrants to acquire 977,090,945 shares of Common Stock, and (iv) the conversion of outstanding notes and accrued interest into Common Stock.

Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to shareholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board of Directors, out of funds legally available, subject to the dividend preference of the Series A Preferred Stock as discussed below. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Series A Preferred Stock liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board of Directors to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Series A Preferred Stock

The terms of the Series A Preferred Stock are set forth below.

Seniority. The shares of Series A Preferred Stock shall rank senior to the Common Stock and any other preference shares.

Dividends. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (whether payable in cash or common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to $0.02130.

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Liquidation Preference. A liquidation event (“Liquidation”) shall occur in the event of (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s issued and outstanding securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company and, as a result of such transaction(s), the persons who were directors of the Company before such transaction(s) shall cease to constitute a majority of the Board of Directors or (iv) a liquidation, dissolution or winding up of the Company. In any Liquidation, each holder of Series A Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock then held, out of the proceeds of such Liquidation, the greater of (A) the sum of (i) an amount per share equal to $0.075, plus any then accrued but unpaid dividend on such share of Series A Preferred Stock and (ii) an amount per share based upon the distribution of the remaining assets to the holders of the Series A Preferred Stock and Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion of all Series A Preferred Stock), or (B) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation.

Voting. Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible.

Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into approximately 3.52113 shares of Common Stock, subject to customary conversion price adjustments, including weighted average adjustments for below conversion price issuances with standard carve-outs.

Mandatory Conversion. All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, in the event of a closing of an underwritten public offering resulting in gross proceeds of at least $10 million.

Election of a Director. The Series A Preferred Stock holders have the right to appoint one director to the Company. To date, the holders of Series A Preferred Stock have not appointed a director.

Series B Preferred Stock

Voting. Holders of shares of Series B Preferred Stock have an aggregate number of votes equal to one hundred ten percent (110%) of the total outstanding shares of Common Stock, Series A Preferred Stock and any other class of stock. On a per share basis, the number of votes per share is equal to the aggregate Series B Preferred Stock votes divided by the number of shares of Series B Preferred Stock outstanding.

Dividends. Holders of shares of Series B Preferred Stock are not entitled to any dividends and other distributions of any sort.

Conversion. The Series B Preferred Stock is not convertible into any other series of stock.

Convertible Notes

In August 2017, June 2018, November 2018, and January 2019, the Company issued convertible notes. Under the terms of these notes, principal and accrued interest is now due. As of February 19, 2019, the principal and accrued interest payable under these notes is approximately $7.7 million. In general the notes beat interest at 24% per annum The principal and interest accrued under the notes is convertible into common stock at the lower of (i) $0.0105 per share or (ii)a price equal to 65% of the lowest of five closing bid prices of the Company’s common stock out of the prior 20 days. As of February 19, 2019, the notes and accrued interest are convertible into approximately 734,527,850 shares of common stock.

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Series A Preferred Stock Warrants

In connection with the issuance of the Series A Preferred Stock, there are outstanding warrants to purchase up to 49,477,380 shares of Series A Preferred Stock at an exercise price of $0.0825 per share for cash or on a cashless basis that expire in January 2020. Upon exercise, each share of Series A Preferred Stock issued is currently convertible into approximately 3.52113 shares of Common Stock.

Other Warrants and Options

The Company has warrants and options issued and outstanding to purchase an aggregate of approximately 977,090,945 shares of Common Stock at prices ranging from $0.005 to $0.0105, expiring on various dates through June 2023.

Control Share Acquisition Provisions of the Florida Business Corporation Act

The “control share” provisions of Section 607.0902 of the Florida Business Corporation Act prohibits an acquirer, under certain circumstances, from voting its shares of Common Stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval from the disinterested shareholders. The Company’s Articles of Incorporation opt out of this provision, as provided for in the Florida Business Corporation Act, and accordingly, the control share statute is not applicable to us.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We maintain a website at www.oncolixbio.com and make all of our annual, quarterly and current reports, proxy and information statements and other publicly filed information available, free of charge, on or through our website. The SEC maintains a website that contains reports, proxy and information statements and other information that we file with the SEC at www.sec.gov.

By order of the Board of Directors
February 19, 2019

/s/ Michael T. Redman
Michael T. Redman,
Chief Executive Officer

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Appendix A

AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLE I

Capital Stock

Article IV.A. Capital Stock, of the Articles of Incorporation, is amended and restated as follows:

A. COMMON STOCK: The aggregate number of shares of common stock (the “Common Stock”) authorized to be issued by this Corporation shall be 250,000,000,000, with a par value of $0.0001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the Corporation upon liquidation or dissolution.

In all other respects, the Articles of Incorporation shall remain as they were prior to this Amendment being adopted.